UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Harmonic Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 North First Street
San Jose, CA 95134
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2019, Harmonic Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company and Harmonic International GmbH, as co-borrowers (together, the “Borrowers”), certain subsidiaries of the Company from time to time party thereto, as guarantors, and JPMorgan Chase Bank, N.A., as lender. The Credit Agreement provides for a secured revolving loan facility in an aggregate principal amount of up to $25 million, based on a borrowing base of eligible accounts receivable and inventory, with a maturity date of October 31, 2020. The Borrowers may use availability under the revolving loan facility for the issuance of letters of credit. The proceeds of the revolving loans may be used for general corporate purposes. As of December 19, 2019, there were no revolving loans outstanding under the revolving loan facility.
The revolving loans bear interest, at the Borrowers’ election, at a floating rate per annum equal to either (1) 1.25% plus the greater of (i) 1 month LIBOR on any day plus 2.50% and (ii) the prime rate as reported in the Wall Street Journal from time to time or (2) 2.25% plus LIBOR for an interest period of one, two or three months. Interest on the revolving loans is payable monthly in arrears, in the case of prime rate loans, and at the end of the applicable interest period, in the case of LIBOR loans. The Borrowers are also obligated to pay other customary closing fees, commitment fees and letter of credit fees for a credit facility of this size and type.
The Borrowers may borrow, repay and reborrow funds under the revolving loan facility until October 31, 2020, at which time the revolving loan facility will terminate, and all outstanding revolving loans, together with all accrued and unpaid interest, must be repaid.
The Borrowers’ obligations under the Credit Agreement are required to be guaranteed by certain of the Company’s domestic subsidiaries meeting materiality thresholds set forth in the Credit Agreement. Such obligations, including the guaranties, are secured by substantially all of the personal property of the Company and the Company’s subsidiary guarantors and certain assets of Harmonic International GmbH.
The Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrowers and their restricted subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, make investments, make certain restricted payments, dispose of assets, enter into transactions with affiliates, and enter into burdensome agreements, in each case, subject to limitations and exceptions set forth in the Credit Agreement. The Company is also required to maintain compliance with an adjusted quick ratio, a minimum EBITDA covenant (tested quarterly) and a minimum liquidity covenant, in each case, determined in accordance with the terms of the Credit Agreement.
The Credit Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other indebtedness, inaccuracy of representations and warranties, covenant defaults, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. If an event of default exists, the lender may require immediate payment of all obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.

(e)    Compensatory.
2020 Executive and Key Contributor Incentive Plans

On December 19, 2019, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of the Company, following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic (i) 2020 Corporate Executive and Key Contributor Incentive Plan (the “Corporate Plan”), (ii) 2020 Video Executive and Key Contributor Incentive Plan (the “Video Plan”) and (iii) 2020 Cable Access Executive and Key Contributor Incentive Plan (the “Cable Access Plan” and, together with the Corporate Plan and the Video Plan, the “Plans”).
The participants in the Plans include the following executive officers of the Company:

Name	Position	Plan
Patrick J. Harshman	President and Chief Executive Officer	Corporate
Sanjay Kalra	Senior Vice President and Chief Financial Officer	Corporate
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Access Business	Cable Access
Neven Haltmayer	Senior Vice President, Video Research and Development	Video
Eric Louvet	Senior Vice President, Global Sales and Video Services	Corporate

Each Plan is comprised of a non-GAAP gross profit target and spending targets for the first fiscal half-year of 2020 (the “H1 Targets”), and certain full-year 2020 strategic objectives (the “Strategic Objectives”). Payment of any bonus amounts based on performance against the H1 Targets will be made after the second fiscal quarter of 2020. Payment of any bonus amounts based on performance against the Strategic Objectives will be made following the end of fiscal year 2020.

With respect to the second half of fiscal 2020, the Compensation Committee will establish second-half 2020 non-GAAP gross profit and spending targets for each Plan, and any payouts for performance against such second-half targets will be made following the end of fiscal year 2020.

For all Plans, a minimum threshold must be exceeded before any bonus payments will be made with respect to any Plan component, and in the event any of the half-year target metrics or full-year Strategic Objectives are surpassed, a Plan participant may receive total bonus payments of up to a maximum of 200% of the portion of such participant’s half-year or full-year target bonus that is related to that metric, as applicable.

The current base salary and full-year target bonus of each executive officer is as follows:

Name	Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$529,935	125%
Sanjay Kalra	$357,000	60%
Nimrod Ben-Natan	$347,101*	60%
Neven Haltmayer	$339,201	60%
Eric Louvet	$262,500	100%
* converted from Israeli Shekel

Participants in the Plans must remain employed through the date that any bonus amount is paid in order to qualify for the bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel any Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated as of December 19, 2019, by and among Harmonic Inc. and Harmonic International GmbH, as co-borrowers, certain subsidiaries of Harmonic Inc. from time to time party thereto, as guarantors, and JPMorgan Chase Bank, N.A., as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.
Date: December 26, 2019	/s/ Sanjay Kalra
Sanjay Kalra
Chief Financial Officer